      As filed with the Securities and Exchange Commission on June 3, 1999

                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            -----------------------


                                 MARITRANS INC.
               (Exact name of company as specified in its charter)

                      Delaware                            51-0343903
           (State or Other Jurisdiction of      (I.R.S. Employer Identification
           Incorporation or Organization)                    No.)


           1818 Market Street, Suite 3540
             Philadelphia, Pennsylvania                      19103
          (Address of principal executive                  (Zip Code)
                    offices)

                                 Maritrans Inc.
                          Directors' and Key Employees'
                            Equity Compensation Plan
                            (Full title of the plan)

                                 Parker S. Wise
                          Secretary and General Counsel
                                 Maritrans Inc.
                         1818 Market Street, Suite 3540
                           Philadelphia, PA 19103-3636
                     (Name and address of agent for service)

                                 (215) 864-1200
          (Telephone number, including area code, of agent for service)



                         Copy of all communications to:
                             Robert J. Lichtenstein
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                           Proposed maximum           Proposed maximum
    Title of securities            Amount to be             offering price               aggregate                 Amount of
     to be registered             registered (1)             per share (2)           offering price (2)     registration fee (2) (3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value                                900,000                    $5.75                  $ 5,175,000.00              $1,438.65
====================================================================================================================================

(1) This Registration Statement covers shares of Common Stock of Maritrans Inc., which may be offered or sold pursuant to the Maritrans Inc. Directors and Key Employees' Equity Compensation Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the"Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the Company's Common Stock on May 28, 1999, as reported on the New
    York Stock Exchange.
(3) The registration fee of $1,438.65 was wired from the Company on June 2,
    1999.
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.
              ----------------------------------------

              The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Maritrans Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

              1. The Company's Annual Report on Form 10-K for the year ended
                 December 31, 1998 (the "1998 10-K");

              2. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1999; and

              3. The description of the Common Stock contained in the Company's
                 Registration Statement on Form 8-B filed on May 12, 1993.

              All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Independent Public Accountants
------------------------------

              The consolidated financial statements of Maritrans Inc. appearing in Maritrans Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.


Item 4.  Description of Securities.
         --------------------------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

              Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article 7 of the Company's By-Laws provides for the indemnification of the Company's officers, directors and trustees of the Company's employee benefit plans to the maximum extent permitted by the Delaware General Corporation Law. Section 145 also empowers the Company to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not Applicable

Item 8.  Exhibits.(1)
         --------


           Exhibit Numbers                     Exhibit
           ---------------------------------------------------------------------
                 4 Restated Certificate of Incorporation, Amended and Restated By-laws of Maritrans Inc. and Shareholder Rights Agreement (incorporated by reference to Exhibits 3.1, 3.2 and 4.2 of Maritrans Inc.'s Annual Report on Form 10-K filed March 31, 1999)

                 23.1             Consent of Ernst & Young LLP

                 24 Power of Attorney (included as part of the signature page)

                 99.1 Maritrans Inc. Directors' and Key Employees' Equity Compensation Plan


Item 9.  Undertakings.
         ------------

         The undersigned hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


-----------------------
(1) The Maritrans Inc. Directors' and Key Employees' Equity Compensation Plan shall distribute only treasury shares and not original issue shares. Therefore, in accordance with the instructions for Item 8 of Form S-8 there is no requirement for an opinion of counsel as to the legality of the securities being registered and no such opinion is presented.

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

              The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Commonwealth of Pennsylvania on this 3rd day of June, 1999.


                                      MARITRANS INC.


                                      By: /s/ Stephen A. Van Dyck
                                          --------------------------------------
                                          Name: Stephen A. Van Dyck
                                          Title: Chairman of the Board and Chief
                                          Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

         Each person, in so signing, also makes, constitutes and appoints Stephen A. Van Dyck and Walter T. Bromfield, and each such officer acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


Name                                  Title                         Date
----                                  -----                         ----
 /s/ Stephen A. Van Dyck              Chairman of the Board and     June 3, 1999
---------------------------           Chief Executive Officer
Stephen A. Van Dyck

 /s/ H. William Brown                 Chief Financial Officer       June 3, 1999
---------------------------           (Principal Financial
H. William Brown                      Officer)

 /s/ Walter T. Bromfield              Treasurer and Controller      June 3, 1999
---------------------------           (Principal Accounting
Walter T. Bromfield                   Officer)

 /s/ Dr. Robert E. Boni               Director                      June 3, 1999
---------------------------
Dr. Robert E. Boni

 /s/ Dr. Craig E. Dorman              Director                      June 3, 1999
---------------------------
Dr. Craig E. Dorman

 /s/ Robert J. Lichtenstein           Director                      June 3, 1999
---------------------------
Robert J. Lichtenstein

 /s/ Brent Stienecker                 Director                      June 3, 1999
---------------------------
Brent Stienecker

                                INDEX TO EXHIBITS


                 Exhibit Numbers.(2)                   Exhibit
                 ---------------------------------------------------------------
                          4 Restated Certificate of Incorporation, Amended and Restated By-laws of Maritrans Inc. and Shareholder Rights Agreement (incorporated by reference to Exhibits 3.1, 3.2 and 4.2 of Maritrans Inc.'s Annual Report on
                                         Form 10-K filed March 31, 1999)

                         23.1            Consent of Ernst & Young LLP

                         24 Power of Attorney (included as part of the signature page)

                         99.1 Maritrans Inc. Directors' and Key Employees' Equity Compensation Plan







---------------------
(2) The Maritrans Inc. Directors' and Key Employees' Equity Compensation Plan shall distribute only treasury shares and not original issue shares. Therefore, in accordance with the instructions for Item 8 of Form S-8 there is no requirement for an opinion of counsel as to the legality of the securities being registered and no such opinion is presented.